Exhibit 99.1

Old National Reports 24% EPS Growth from 2Q22, 11% on an Adjusted Basis1, Driven by Robust Commercial Loan Growth and
Net Interest Margin Expansion
EVANSVILLE, Ind. (October 25, 2022)

Old National Bancorp (NASDAQ: ONB) reports 3Q22 net income applicable to common shares of $136.1 million, diluted EPS of $0.47. Adjusted net income applicable to common shares[1] of $150.4 million, adjusted diluted EPS of $0.51.

CEO COMMENTARY:

“With adjusted EPS growth of nearly 19%, year over year, and organic growth across most business lines, Old National once again demonstrated the strength of our expanded franchise,” said CEO Jim Ryan. “The improvement in our net interest margin and our continued strong credit, capital and efficiency metrics also reflect the strength of our franchise and Management's continuing focus on the fundamentals of our business."

THIRD QUARTER HIGHLIGHTS2:

Net Income	•Net income applicable to common shares of $136.1 million; adjusted net income applicable to common shares[1] of $150.4 million
•Earnings per diluted common share ("EPS") of $0.47; adjusted EPS[1] of $0.51

Net Interest Income/NIM	•Net interest income on a fully taxable equivalent basis[1] of $381.5 million
•Net interest margin on a fully taxable equivalent basis[1] ("NIM") of 3.71%, up 38 basis points ("bps")

Operating Performance	•Pre-provision net revenue[1] (“PPNR”) of $195.3 million; adjusted PPNR[1] of $220.9 million
•Noninterest expense of $266.6 million; adjusted noninterest expense[1] of $241.2 million
•Efficiency ratio[1] of 56.2%; adjusted efficiency ratio[1] of 50.7%

Loans and Credit Quality	•End-of-period total loans[3] of $30.5 billion, up 13.2% annualized compared to $29.6 billion at June 30, 2022
◦Total commercial loans increased 16.6% annualized, excluding Paycheck Protection Program ("PPP") loans[1]
◦Total consumer loans[4] increased 7.1% annualized
•Total commercial production of $2.4 billion
•Commercial loan pipeline of $5.4 billion
•Provision for credit losses ("provision") of $11.3 million
•Net charge-offs of $7.6 million, or 10 bps of average loans; 2 bps excluding purchased credit deteriorated ("PCD") loans that had an allowance at acquisition
•Non-performing loans of 0.81% of total loans

Return Profile & Capital	•Return on average tangible common equity[1] of 20.5%; adjusted return on average tangible common equity[1] of 22.6%

Notable Items	•$22.7 million of merger-related charges
•$2.7 million of amortization of tax credit investments
1 Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company – refer to the Non-GAAP reconciliations contained in this release 2 Comparisons are on a linked-quarter basis, unless otherwise noted 3 Includes loans held for sale 4 Includes consumer and residential real estate loans

RESULTS OF OPERATIONS
Old National Bancorp ("Old National") reported third quarter 2022 net income applicable to common shares of $136.1 million, or $0.47 per diluted common share.
Included in the third quarter were pre-tax charges of $22.7 million related to the February 15, 2022 merger with First Midwest. Excluding these charges and debt securities losses from the current quarter, adjusted net income was $150.4 million, or $0.51 per diluted common share.
LOANS
Robust broad-based commercial and consumer loan growth.
•Period-end total loans3 were $30.5 billion at September 30, 2022, up 13.2% annualized from $29.6 billion at June 30, 2022, driven by strong commercial and consumer loan production.
•PPP loans decreased $38.1 million to $43.5 million at September 30, 2022, compared to June 30, 2022.
•Excluding PPP loans, total loans increased 13.7%, annualized, and total commercial loans increased 16.6%, annualized.
•Total commercial loan production in the third quarter was $2.4 billion; period-end commercial pipeline totaled $5.4 billion.
•Total consumer loans4 were $9.0 billion at September 30, 2022, up 7.1% annualized from June 30, 2022.
◦Consumer loans decreased $31.5 million, or 4.6% annualized, to $2.7 billion and residential mortgage loans grew $188.2 million, or 12.4% annualized, to $6.3 billion, driven by strong production.
•Average total loans in the third quarter were $29.9 billion, an increase of $1.0 billion from the second quarter of 2022.

DEPOSITS
Strong deposit franchise with higher period-end balances.
•Period-end total deposits were $36.1 billion at September 30, 2022, compared to $35.5 billion at June 30, 2022.
•Increase in municipal deposits; commercial and retail deposits were stable.
•On average, total deposits for the third quarter were $35.8 billion, consistent with the second quarter of 2022.

NET INTEREST INCOME AND MARGIN
Strong loan growth and the higher rate environment favorably impact net interest income and margin.
•Net interest income on a fully taxable equivalent basis increased to $381.5 million in the third quarter of 2022 compared to $341.8 million in the second quarter of 2022, driven by higher interest rates, loan growth, and an additional day in the quarter, partially offset by lower accretion income on loans.
•Net interest margin on a fully taxable equivalent basis increased 38 bps to 3.71% compared to 3.33% for the second quarter of 2022.
•Accretion income on loans and borrowings was $25.4 million, or 25 bps of net interest margin, in the third quarter of 2022 compared to $35.0 million, or 34 bps of net interest margin, in the second quarter of 2022.
•Interest collected on nonaccrual loans was $1.2 million, or 1 bps of net interest margin, in the third quarter of 2022 compared to $3.2 million, or 3 bps of net interest margin, in the second quarter of 2022.
•Cost of total deposits was 0.12%, increasing 6 bps and the cost of total interest-bearing deposits increased 9 bps to 0.18% in the third quarter of 2022.

CREDIT QUALITY
Strong credit quality continues to be a hallmark of the Old National franchise.
•Provision expense in the third quarter of 2022 was $11.3 million, compared to $9.2 million in the second quarter of 2022, reflecting strong loan growth.
•Net charge-offs in the third quarter were $7.6 million, or 10 bps of average loans compared to net charge-offs of $1.8 million in the second quarter of 2022, or 2 bps of average loans.
◦Net charge-offs include $5.9 million, or 8 bps of average loans, of charge-offs on PCD loans that had an allowance for credit losses established at acquisition.
•30+ day delinquencies were 0.22% at the end of the third quarter, compared to 0.17% at the end of the second quarter.

•Non-performing loans as a percentage of total loans were 0.81% compared to 0.78% at the end of the second quarter of 2022.
•Loans acquired from previous acquisitions were recorded at fair value at the acquisition date. As of September 30, 2022, the remaining discount on these acquired loans was $112 million.
•The allowance for credit losses stood at $302.3 million, or 0.99% of total loans at September 30, 2022, compared to 0.97% at June 30, 2022.

NONINTEREST INCOME
Decrease driven by lower wealth management revenue and other income.
•Total noninterest income for the third quarter of 2022 was $80.4 million, a decrease of $8.7 million from the second quarter of 2022.
•Wealth management fees were lower due to current market conditions and mortgage banking revenue continues to be impacted by the higher rate environment, as well as lower production and gain on sale margins.
•Other income for the second quarter of 2022 was elevated primarily due to equity investment returns and recoveries on previously charged-off acquired loans in addition to increased proceeds from company-owned life insurance.

NONINTEREST EXPENSE
Disciplined expense management; efficiency ratio improved.
•Noninterest expense for the third quarter of 2022 was $266.6 million and included $22.7 million of merger-related charges, as well as $2.7 million of tax credit amortization.
•Excluding these items, adjusted noninterest expense for the third quarter was $241.3 million, compared to $239.3 million in the second quarter of 2022, up due primarily to approximately $7 million of lower deferred loan origination costs and year-to-date incentive accrual true-up, as well as $4 million of provision for unfunded commitments due to loan growth and higher marketing expense.
•The third quarter efficiency ratio was 56.2%, while the adjusted efficiency ratio was 50.7% for the third quarter of 2022 compared to 62.7% and 53.9%, respectively, for the second quarter of 2022.

INCOME TAXES
•On a fully taxable equivalent basis, income tax expense in the third quarter was $43.8 million, resulting in a 23.8% FTE tax rate, compared to 20.3% in the second quarter of 2022, reflective of higher pre-tax net income.
•Income tax expense included $3.1 million of tax credit benefit.

CAPITAL AND LIQUIDITY
Capital ratios remain strong.
•Preliminary total risk-based capital was 11.84% and preliminary regulatory Tier 1 capital was 10.58%, impacted by strong loan growth, partly offset by retained earnings. In addition, total risk-based capital was impacted by the phase-out of $30 million of Tier 2 subordinated debt.
•Tangible common equity to tangible assets was 5.82% at the end of the third quarter compared to 6.20% in the second quarter of 2022, driven by the higher rate environment's impact on unrealized losses within the investment portfolio.
•The Company did not repurchase any shares of common stock during the quarter.
•A loan to deposit ratio of 84.7%, combined with existing funding sources plus available unencumbered, high-quality collateral, provides strong liquidity.

WEALTH MARKET EXPANSION
Old National has recently expanded into the Nashville, Tennessee area with the hiring of seven wealth management professionals. The experienced team, with an average tenure of over 20 years in wealth/investment services, will be led by Steve Cook, who will serve as Market President. This group will lead and operate a new wealth management office under the 1834 brand, which is the new high-net-worth brand of the Old National Wealth Group.

HEALTH SAVINGS ACCOUNTS SALE
As previously disclosed on June 27, 2022, Old National Bank, a wholly-owned subsidiary of Old National Bancorp, entered into a Custodial Transfer and Asset Purchase Agreement with UMB Bank, n.a. (“UMB”), pursuant to which UMB will acquire Old National Bank’s business of acting as a qualified custodian for, and administering, health savings accounts. Old National Bank serves as custodian for health savings accounts comprised of both investment accounts and deposit accounts. Upon completion of the sale, UMB will pay Old National a premium on deposit account balances transferred at closing, or a premium of approximately $95 million based on September 30, 2022 balances. Regulatory approval for the sale has been received. Subject to customary closing conditions, the parties anticipate completing the sale in mid-November of 2022.
SERVICE CHARGE PROGRAM ENHANCEMENTS
In early December, Old National will implement several enhancements to overdraft protection programs to provide clients with more flexibility. The changes will include the elimination of the non-sufficient fund ("NSF") fee when an item is returned, among other modifications that will benefit the consumer.
CONFERENCE CALL AND WEBCAST
Old National will host a conference call and live webcast at 9:00 a.m. Central Time on Tuesday, October 25, 2022, to review third quarter 2022 financial results. The live audio webcast link and corresponding presentation slides will be available on the Company’s Investor Relations web page at oldnational.com and will be archived there for 12 months. To listen to the live conference call, dial U.S. (844) 200-6205 or International (929) 526-1599, Access code 504244. A replay of the call will also be available from noon Central Time on October 25, 2022 through November 8, 2022. To access the replay, dial U.S. (866) 813-9403 or international +44 (204) 525-0658, Access code 902394.
ABOUT OLD NATIONAL
Old National Bancorp (NASDAQ: ONB), the holding company of Old National Bank, is the sixth largest commercial bank headquartered in the Midwest. With approximately $46 billion of assets and $27 billion of assets under management, Old National ranks among the top 35 banking companies based in the U.S. and has been recognized as a World’s Most Ethical Company by the Ethisphere Institute for eleven consecutive years.  Since its founding in 1834, Old National Bank has focused on community banking by building long-term, highly valued partnerships with clients and in the communities it serves. In addition to providing extensive services in retail and commercial banking, Old National offers comprehensive wealth management, investment, and capital market services. For more information and financial data, please visit Investor Relations at oldnational.com.
USE OF NON-GAAP FINANCIAL MEASURES
The Company's accounting and reporting policies conform to U.S. generally accepted accounting principles ("GAAP") and general practices within the banking industry. As a supplement to GAAP, the Company provides non-GAAP performance results, which the Company believes are useful because they assist investors in assessing the Company's operating performance. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.
The Company presents EPS, the efficiency ratio, return on average common equity, and return on average tangible common equity, all adjusted for certain notable items. These items include the CECL Day 1 non-PCD provision expense, merger related charges associated with completed acquisitions, ONB Way charges, and net securities gains. Management believes excluding these items from EPS, the efficiency ratio, return on average common equity, and return on average tangible common equity may be useful in assessing the Company's underlying operational performance since these items do not pertain to its core business operations and their exclusion may facilitate better comparability between periods. Management believes that excluding merger related charges and the CECL Day 1 non-PCD provision expense from these metrics may be useful to the Company, as well as analysts and investors, since these expenses can vary significantly based on the size, type, and structure of each acquisition. Additionally, management believes excluding these items from these metrics may enhance comparability for peer comparison purposes.
The Company presents loans excluding PPP loans. Management believes that excluding PPP loans is useful as it facilitates better comparability between periods. PPP loans are fully guaranteed by the Small Business Administration and are expected to be forgiven if the applicable criteria are met. Additionally, management believes excluding PPP loans from this item may enhance comparability for peer comparison.
Income tax expense, provision for credit losses, and the certain notable items listed above are excluded from the calculation of pre-provision net revenues, adjusted due to the fluctuation in income before income tax and the level of provision for credit losses required. Management believes pre-provision net revenues, adjusted may be useful in assessing the Company's underlying operating performance and their exclusion may facilitate better comparability between periods and for peer comparison purposes.
The Company presents adjusted noninterest expense, which excludes merger related charges, ONB Way charges and amortization of tax credit investments. Management believes that excluding these items from noninterest expense may be useful in assessing the Company’s underlying operational performance as these items either do not pertain to its core business operations or their exclusion may facilitate better comparability between periods and for peer comparison purposes.
The tax-equivalent adjustment to net interest income and net interest margin recognizes the income tax savings when comparing taxable and tax-exempt assets. Interest income and yields on tax-exempt securities and loans are presented using the current federal income tax rate of 21%. Management believes that it is standard practice in the banking industry to present net interest income and net interest margin on a fully tax-equivalent basis and that it may enhance comparability for peer comparison purposes.
In management's view, tangible common equity measures are capital adequacy metrics that may be meaningful to the Company, as well as analysts and investors, in assessing the Company's use of equity and in facilitating comparisons with peers. These non-GAAP measures are valuable indicators of a financial institution's capital strength since they eliminate intangible assets from stockholders' equity and retain the effect of accumulated other comprehensive loss in stockholders' equity.
Although intended to enhance investors' understanding of the Company's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. In addition, these non-GAAP financial measures may differ from those used by other financial institutions to assess their business and performance. See the previously provided tables and the following reconciliations in the "Non-GAAP Reconciliations" section for details on the calculation of these measures to the extent presented herein.
FORWARD-LOOKING STATEMENTS
This communication contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National’s financial condition, results of operations, asset and credit quality trends, profitability and business plans or opportunities. Forward-looking statements can be identified by the use of the words "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "may," "outlook," "plan," "should," and "will," and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties. There are a number of factors that could cause actual results or outcomes to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: the continued impact of the COVID-19 pandemic on our business as well as the business of our customers; competition; government legislation, regulations and policies; ability of Old National to execute its business plan, including the completion of the integration related to the merger between Old National and First Midwest and the achievement of the synergies and other benefits from the merger; changes in economic conditions which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of our internal controls; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations; disruptive technologies in payment systems and other services traditionally provided by banks; failure or disruption of our information systems; computer hacking and other cybersecurity threats; other matters discussed in this communication; and other factors identified in our Annual Report on Form 10-K for the year ended December 31, 2021 and other filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this communication and are not guarantees of future results or performance, and Old National does not undertake an obligation to update these forward-looking statements to reflect events or conditions after the date of this communication.

CONTACTS:
Media: Kathy Schoettlin	Investors: Lynell Walton
(812) 465-7269	(812) 464-1366
Kathy.Schoettlin@oldnational.com	Lynell.Walton@oldnational.com

Financial Highlights (unaudited)
($ and shares in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2022	2022	2022	2021	2021	2022	2021
Income Statement
Net interest income	$376,589	$337,472	$222,785	$146,781	$151,572	$936,846	$449,619
FTE adjustment[1]	4,950	4,314	3,772	3,442	3,501	13,036	10,471
Net interest income - tax equivalent basis	381,539	341,786	226,557	150,223	155,073	949,882	460,090
Provision for credit losses	11,287	9,245	97,569	(1,914)	(4,613)	118,101	(26,898)
Noninterest income	80,385	89,117	65,240	51,484	54,515	234,742	162,735
Noninterest expense	(266,647)	(277,395)	(226,756)	(131,937)	(121,274)	(770,798)	(368,632)
Net income (loss) available to common shareholders	$136,119	$110,952	$(29,603)	$56,188	$71,746	$217,468	$221,350
Per Common Share Data
Weighted average diluted shares	292,483	291,881	227,002	166,128	165,939	271,123	165,862
EPS, diluted	$0.47	$0.38	$(0.13)	$0.34	$0.43	$0.80	$1.33
Cash dividends	0.14	0.14	0.14	0.14	0.14	0.42	0.42
Dividend payout ratio[2]	30%	37%	(108)%	41%	33%	53%	32%
Book value	$16.05	$16.51	$17.03	$18.16	$18.31	$16.05	$18.31
Stock price	16.47	14.79	16.38	18.12	16.95	16.47	16.95
Tangible book value[3]	8.75	9.23	9.71	11.70	11.83	8.75	11.83
Performance Ratios
ROAA	1.22%	1.01%	(0.31)%	0.93%	1.20%	0.72%	1.25%
ROAE	11.1%	9.1%	(2.9)%	7.5%	9.5%	6.3%	6.3%
ROATCE[3]	20.5%	16.9%	(4.0)%	12.1%	15.1%	11.5%	15.8%
NIM (FTE)	3.71%	3.33%	2.88%	2.77%	2.92%	3.34%	2.92%
Efficiency ratio[3]	56.2%	62.7%	76.2%	64.3%	56.9%	63.5%	58.1%
NCOs (recoveries) to average loans	0.10%	0.02%	0.05%	(0.04)%	(0.09)%	0.06%	(0.03)%
ACLs to EOP loans	0.99%	0.97%	0.99%	0.79%	0.79%	0.99%	0.79%
NPLs to EOP loans	0.81%	0.78%	0.88%	0.92%	0.94%	0.81%	0.94%
Balance Sheet (EOP)
Total loans	$30,528,933	$29,553,648	$28,336,244	$13,601,846	$13,584,828	$30,528,933	$13,584,828
Total assets	46,215,526	45,748,355	45,834,648	24,453,564	24,018,733	46,215,526	24,018,733
Total deposits	36,053,663	35,538,975	35,607,390	18,569,195	18,196,149	36,053,663	18,196,149
Total borrowed funds	4,264,750	4,384,411	4,347,560	2,575,240	2,536,303	4,264,750	2,536,303
Total shareholders' equity	4,943,383	5,078,783	5,232,114	3,012,018	3,035,892	4,943,383	3,035,892
Capital Ratios[3]
Risk-based capital ratios (EOP):
Tier 1 common equity	9.88%	9.90%	10.04%	12.04%	12.08%	9.88%	12.08%
Tier 1 capital	10.58%	10.63%	10.79%	12.04%	12.08%	10.58%	12.08%
Total capital	11.84%	12.03%	12.19%	12.77%	12.84%	11.84%	12.84%
Leverage ratio (average assets)	8.26%	8.19%	10.58%	8.59%	8.54%	8.26%	8.54%
Equity to assets (averages)	11.18%	11.22%	12.03%	12.35%	12.69%	11.43%	12.69%
TCE to TA	5.82%	6.20%	6.51%	8.30%	8.55%	5.82%	8.55%
Nonfinancial Data
Full-time equivalent employees	4,008	4,196	4,333	2,374	2,410	4,008	2,410
Banking centers	263	266	267	162	162	263	162
[1] Calculated using the federal statutory tax rate in effect of 21% for all periods.
[2] Cash dividends per common share divided by net income per common share (basic).
[3] Represents a non-GAAP financial measure. Refer the "Non-GAAP Measures" table for reconciliations to GAAP financial measures.
September 30, 2022 capital ratios are preliminary.
FTE - Fully taxable equivalent basis ROAA - Return on average assets ROAE - Return on average equity
  ROATCE - Return on average tangible common equity NCOs - Net Charge-offs ACL -Allowance for Credit Losses EOP - End of period actual balances
NPLs - Non-performing Loans TCE - Tangible common equity TA - Tangible assets

Income Statement (unaudited)
($ and shares in thousands, except per share data)
	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2022	2022	2022	2021	2021	2022	2021
Interest income	$406,518	$354,358	$235,505	$156,928	$162,026	$996,381	$481,721
Less: interest expense	29,929	16,886	12,720	10,147	10,454	59,535	32,102
Net interest income	376,589	337,472	222,785	146,781	151,572	936,846	449,619
Provision	11,287	9,245	97,569	(1,914)	(4,613)	118,101	(26,898)
Net interest income after provision	365,302	328,227	125,216	148,695	156,185	818,745	476,517
Wealth management fees	17,317	19,304	14,630	9,833	10,134	51,251	30,576
Service charges on deposit accounts	20,042	20,324	14,026	8,388	8,123	54,392	23,270
Debit card and ATM fees	10,608	11,222	7,599	5,804	5,745	29,429	17,962
Mortgage banking revenue	5,360	6,522	7,245	7,336	10,870	19,127	35,222
Investment product fees	8,042	8,568	7,322	6,258	6,475	23,932	18,381
Capital markets income	8,906	7,261	4,442	6,394	6,017	20,609	15,603
Company-owned life insurance	3,361	4,571	3,524	2,737	2,355	11,456	7,852
Other income	6,921	11,430	6,110	4,299	3,589	24,461	9,977
Gains (losses) on sales of debt securities	(172)	(85)	342	435	1,207	85	3,892
Total noninterest income	80,385	89,117	65,240	51,484	54,515	234,742	162,735
Salaries and employee benefits	147,203	161,817	124,147	72,336	71,005	433,167	211,762
Occupancy	26,418	26,496	21,019	13,151	12,757	73,933	41,683
Equipment	7,328	7,550	5,168	4,473	3,756	20,046	12,231
Marketing	10,361	9,119	4,276	4,723	3,267	23,756	7,961
Data processing	20,269	25,883	18,762	11,489	11,508	64,914	35,558
Communication	5,392	5,878	3,417	2,412	2,372	14,687	7,661
Professional fees	6,559	6,336	19,791	5,409	3,416	32,686	14,668
FDIC assessment	6,249	4,699	2,575	1,598	1,628	13,523	4,461
Amortization of intangibles	7,089	7,170	4,811	2,573	2,779	19,070	8,763
Amortization of tax credit investments	2,662	1,525	1,516	2,019	1,736	5,703	4,751
Other expense	27,117	20,922	21,274	11,754	7,050	69,313	19,133
Total noninterest expense	266,647	277,395	226,756	131,937	121,274	770,798	368,632
Income (loss) before income taxes	179,040	139,949	(36,300)	68,242	89,426	282,689	270,620
Income tax expense (benefit)	38,887	24,964	(8,714)	12,054	17,680	55,137	49,270
Net income (loss)	$140,153	$114,985	$(27,586)	$56,188	$71,746	$227,552	$221,350
Preferred dividends	(4,034)	(4,033)	(2,017)	—	—	(10,084)	—
Net income (loss) applicable to common shares	$136,119	$110,952	$(29,603)	$56,188	$71,746	$217,468	$221,350

EPS	$0.47	$0.38	$(0.13)	$0.34	$0.43	$0.80	$1.33
Weighted Average Common Shares Outstanding
Basic	290,961	290,862	227,002	165,278	165,258	269,843	165,144
Diluted	292,483	291,881	227,002	166,128	165,939	271,123	165,862
Common shares outstanding (EOP)	292,880	292,893	292,959	165,838	165,814	292,880	165,814

End of Period Balance Sheet (unaudited)
($ in thousands)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021
Earning Assets
Federal Reserve Bank account	$328,391	$334,570	$1,545,389	$627,354	$600,581
Money market investments	6,374	7,774	12,419	22,002	16,294
Investments:
Treasury and government-sponsored agencies	2,186,551	2,461,173	2,527,568	1,778,357	1,803,273
Mortgage-backed securities	5,584,241	5,976,921	6,086,853	3,698,831	3,354,701
States and political subdivisions	1,829,561	1,839,333	1,840,823	1,654,986	1,609,283
Other securities	693,303	719,223	735,550	432,478	442,503
Total investments	10,293,656	10,996,650	11,190,794	7,564,652	7,209,760
Loans held for sale, at fair value	19,748	26,217	39,376	35,458	51,306
Loans:
Commercial	9,311,148	8,923,983	8,624,253	3,391,769	3,505,183
Commercial and agriculture real estate	12,227,888	11,796,503	11,337,735	6,380,674	6,290,632
Consumer:
Home equity	1,043,594	1,097,852	1,080,885	560,590	554,322
Other consumer loans	1,678,997	1,656,253	1,587,216	1,013,524	1,009,909
Subtotal of commercial and consumer loans	24,261,627	23,474,591	22,630,089	11,346,557	11,360,046
Residential real estate	6,267,306	6,079,057	5,706,155	2,255,289	2,224,782
Total loans	30,528,933	29,553,648	28,336,244	13,601,846	13,584,828
Total earning assets	41,177,102	40,918,859	41,124,222	21,851,312	21,462,769

Allowance for credit losses on loans	(302,254)	(288,003)	(280,507)	(107,341)	(107,868)
Non-earning Assets:
Cash and due from banks	466,846	455,620	418,744	172,663	180,583
Premises and equipment, net	588,021	586,031	584,113	476,186	476,036
Operating lease right-of-use assets	187,626	192,196	201,802	69,560	69,912
Goodwill and other intangible assets	2,135,792	2,131,815	2,144,609	1,071,672	1,074,245
Company-owned life insurance	767,089	769,595	766,291	463,324	461,310
Other assets	1,195,304	982,242	875,374	456,188	401,746
Total non-earning assets	5,340,678	5,117,499	4,990,933	2,709,593	2,663,832
Total assets	$46,215,526	$45,748,355	$45,834,648	$24,453,564	$24,018,733

Liabilities and Equity
Noninterest-bearing demand deposits	$12,400,077	$12,388,379	$12,463,136	$6,303,106	$6,440,526
Interest-bearing:
Checking and NOW accounts	8,963,014	8,473,510	8,296,337	5,338,022	4,956,012
Savings accounts	6,616,512	6,796,152	6,871,767	3,798,494	3,708,807
Money market accounts	5,602,729	5,373,318	5,432,139	2,169,160	2,097,967
Other time deposits	2,393,083	2,479,304	2,544,011	960,413	992,837
Total core deposits	35,975,415	35,510,663	35,607,390	18,569,195	18,196,149
Brokered deposits	78,248	28,312	—	—	—
Total deposits	36,053,663	35,538,975	35,607,390	18,569,195	18,196,149

Federal funds purchased and interbank borrowings	301,031	1,561	1,721	276	34
Securities sold under agreements to repurchase	438,053	476,173	509,275	392,275	375,247
Federal Home Loan Bank advances	2,804,617	3,283,963	3,239,357	1,886,019	1,890,054
Other borrowings	721,049	622,714	597,207	296,670	270,968
Total borrowed funds	4,264,750	4,384,411	4,347,560	2,575,240	2,536,303
Operating lease liabilities	207,725	215,188	234,049	76,236	76,771
Accrued expenses and other liabilities	746,005	530,998	413,535	220,875	173,618
Total liabilities	41,272,143	40,669,572	40,602,534	21,441,546	20,982,841
Preferred stock, common stock, surplus, and retained earnings	5,751,833	5,647,916	5,570,313	3,014,393	2,979,082
Accumulated other comprehensive income (loss), net of tax	(808,450)	(569,133)	(338,199)	(2,375)	56,810
Total shareholders' equity	4,943,383	5,078,783	5,232,114	3,012,018	3,035,892
Total liabilities and shareholders' equity	$46,215,526	$45,748,355	$45,834,648	$24,453,564	$24,018,733

Average Balance Sheet and Interest Rates (unaudited)
($ in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2022			June 30, 2022			September 30, 2021
	Average	Income1/	Yield/	Average	Income1/	Yield/	Average	Income1/	Yield/
Earning Assets:	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Money market and other interest-earning investments	$514,362	$935	0.72%	$1,088,005	$1,830	0.67%	$467,572	$177	0.15%
Investments:
Treasury and government-sponsored agencies	2,326,070	13,212	2.27%	2,487,717	11,818	1.90%	1,730,553	6,968	1.61%
Mortgage-backed securities	5,891,283	36,157	2.45%	6,008,470	33,534	2.23%	3,313,027	14,509	1.75%
States and political subdivisions	1,829,322	14,631	3.20%	1,834,189	14,571	3.18%	1,586,743	12,609	3.18%
Other securities	718,735	6,781	3.77%	723,279	5,467	3.02%	443,393	2,638	2.38%
Total investments	10,765,410	70,781	2.63%	11,053,655	65,390	2.37%	7,073,716	36,724	2.08%
Loans:[2]
Commercial	9,045,009	113,491	5.02%	8,692,646	95,743	4.36%	3,645,197	36,139	3.88%
Commercial and agriculture real estate	11,929,892	136,780	4.59%	11,547,958	113,545	3.89%	6,200,144	57,820	3.65%
Consumer:
Home equity	947,921	14,397	6.03%	1,000,373	11,256	4.51%	549,229	4,448	3.21%
Other consumer loans	1,787,929	18,652	4.14%	1,715,550	19,222	4.49%	1,018,385	9,690	3.77%
Subtotal commercial and consumer loans	23,710,751	283,320	4.78%	22,956,527	239,766	4.19%	11,412,955	108,097	3.76%
Residential real estate loans	6,189,503	56,432	3.65%	5,905,151	51,686	3.50%	2,274,347	20,529	3.61%

Total loans	29,900,254	339,752	4.54%	28,861,678	291,452	4.01%	13,687,302	128,626	3.70%

Total earning assets	$41,180,026	$411,468	3.99%	$41,003,338	$358,672	3.48%	$21,228,590	$165,527	3.08%

Less: Allowance for credit losses on loans	(290,215)			(282,943)			(111,216)

Non-earning Assets:
Cash and due from banks	$503,841			$277,283			$272,855
Other assets	4,522,171			4,735,701			2,479,079

Total assets	$45,915,823			$45,733,379			$23,869,308

Interest-Bearing Liabilities:
Checking and NOW accounts	$8,681,392	$5,751	0.26%	$8,445,683	$1,786	0.08%	$4,873,914	$484	0.04%
Savings accounts	6,733,465	547	0.03%	6,835,675	673	0.04%	3,678,944	500	0.05%
Money market accounts	5,344,567	2,072	0.15%	5,317,300	1,027	0.08%	2,110,981	438	0.08%
Other time deposits	2,463,573	2,168	0.35%	2,491,998	1,627	0.26%	998,060	1,156	0.46%
Total interest-bearing core deposits	23,222,997	10,538	0.18%	23,090,656	5,113	0.09%	11,661,899	2,578	0.09%
Brokered deposits	44,579	282	2.51%	7,447	74	0.00%	—	—	0.00%
Total interest-bearing deposits	23,267,576	10,820	0.18%	23,098,103	5,187	0.09%	11,661,899	2,578	0.09%

Federal funds purchased and interbank borrowings	122,311	720	2.34%	1,222	2	0.47%	689	—	0.00%
Securities sold under agreements to repurchase	436,225	106	0.10%	466,885	85	0.07%	384,724	90	0.09%
Federal Home Loan Bank advances	3,025,844	13,027	1.71%	3,053,423	6,925	0.91%	1,890,916	5,326	1.12%
Other borrowings	676,874	5,256	3.08%	611,772	4,687	3.06%	270,597	2,460	3.64%
Total borrowed funds	4,261,254	19,109	1.78%	4,133,302	11,699	1.14%	2,546,926	7,876	1.23%

Total interest-bearing liabilities	$27,528,830	$29,929	0.43%	$27,231,405	$16,886	0.25%	$14,208,825	$10,454	0.29%

Noninterest-Bearing Liabilities and Shareholders' Equity
Demand deposits	$12,575,011			$12,714,946			$6,314,100
Other liabilities	677,829			657,128			318,448
Shareholders' equity	5,134,153			5,129,900			3,027,935

Total liabilities and shareholders' equity	$45,915,823			$45,733,379			$23,869,308

Net interest rate spread			3.56%			3.23%			2.79%

Net interest margin (FTE)			3.71%			3.33%			2.92%

FTE adjustment		$4,950			$4,314			$3,501

[1] Interest income is reflected on a FTE.
[2] Includes loans held for sale.

Average Balance Sheet and Interest Rates (unaudited)
($ in thousands)

	Nine Months Ended			Nine Months Ended
	September 30, 2022			September 30, 2021
	Average	Income1/	Yield/	Average	Income1/	Yield/
Earning Assets:	Balance	Expense	Rate	Balance	Expense	Rate
Money market and other interest-earning investments	$976,579	$3,073	0.42%	$357,151	$313	0.12%
Investments:
Treasury and government-sponsored agencies	2,336,897	33,249	1.90%	1,509,931	17,820	1.57%
Mortgage-backed securities	5,593,341	94,067	2.24%	3,304,200	45,408	1.83%
States and political subdivisions	1,801,053	42,839	3.17%	1,523,175	37,174	3.25%
Other securities	682,937	16,392	3.20%	445,298	8,071	2.42%
Total investments	$10,414,228	$186,547	2.39%	$6,782,604	$108,473	2.13%
Loans:[2]
Commercial	7,888,730	264,517	4.47%	3,878,630	106,421	3.62%
Commercial and agriculture real estate	10,753,988	327,733	4.06%	6,109,795	171,221	3.70%
Consumer:
Home equity	911,276	33,008	4.84%	544,111	12,801	3.15%
Other consumer loans	1,609,845	52,434	4.35%	1,037,038	29,613	3.82%
Subtotal commercial and consumer loans	21,163,839	677,692	4.27%	11,569,574	320,056	3.70%
Residential real estate loans	5,369,844	142,105	3.53%	2,268,142	63,350	3.72%

Total loans	26,533,683	819,797	4.12%	13,837,716	383,406	3.67%

Total earning assets	$37,924,490	$1,009,417	3.55%	$20,977,471	$492,192	3.11%

Less: Allowance for credit losses on loans	(247,558)			(120,619)

Non-earning Assets:
Cash and due from banks	$350,848			$266,543
Other assets	4,249,986			2,495,512

Total assets	$42,277,766			$23,618,907

Interest-Bearing Liabilities:
Checking and NOW accounts	$7,977,524	$8,133	0.14%	$4,895,539	$1,608	0.04%
Savings accounts	6,295,628	1,809	0.04%	3,608,078	1,479	0.05%
Money market accounts	4,819,252	3,791	0.11%	2,060,325	1,293	0.08%
Other time deposits	2,236,206	5,112	0.31%	1,034,389	4,058	0.52%
Total interest-bearing core deposits	21,328,610	18,845	0.12%	11,598,331	8,438	0.10%
Brokered deposits	17,505	356	2.72%	55,312	31	0.08%
Total interest-bearing deposits	21,346,115	19,201	0.12%	11,653,643	8,469	0.10%

Federal funds purchased and interbank borrowings	41,993	722	2.30%	1,096	—	0.00%
Securities sold under agreements to repurchase	450,966	287	0.09%	396,495	305	0.10%
Federal Home Loan Bank advances	2,891,347	25,915	1.20%	1,907,322	15,953	1.12%
Other borrowings	574,589	13,410	3.12%	267,650	7,375	3.67%
Total borrowed funds	3,958,895	40,334	1.36%	2,572,563	23,633	1.23%

Total interest-bearing liabilities	25,305,010	59,535	0.31%	14,226,206	32,102	0.30%

Noninterest-Bearing Liabilities and Shareholders' Equity
Demand deposits	$11,540,293			$6,072,310
Other liabilities	601,619			323,310
Shareholders' equity	4,830,844			2,997,081

Total liabilities and shareholders' equity	$42,277,766			$23,618,907

Net interest rate spread			3.24%			2.81%

Net interest margin (FTE)			3.34%			2.92%

FTE adjustment		$13,036			$10,471

[1] Interest income is reflected on a FTE.
[2] Includes loans held for sale.

Asset Quality (EOP) (unaudited)
($ in thousands)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2022	2022	2022	2021	2021	2022	2021
Allowance for credit losses on loans:
Beginning ACL	$288,003	$280,507	$107,341	$107,868	$109,444	$107,341	$131,388
Allowance established for acquired PCD loans	10,558	—	78,531	—	—	89,089	—
Provision for credit losses[1]	11,288	9,254	97,409	(1,914)	(4,613)	117,951	(26,898)
Gross charge-offs	(11,440)	(4,096)	(4,664)	(545)	(1,215)	(20,200)	(3,765)
Gross recoveries	3,845	2,338	1,890	1,932	4,252	8,073	7,143
(NCOs) recoveries	(7,595)	(1,758)	(2,774)	1,387	3,037	(12,127)	3,378
Ending ACL	$302,254	$288,003	$280,507	$107,341	$107,868	$302,254	$107,868
NCOs (recoveries) / average loans[2]	0.10%	0.02%	0.05%	(0.04)%	(0.09)%	0.06%	(0.03)%
Average loans[2]	$29,890,008	$28,847,003	$20,725,313	$13,594,543	$13,675,436	$26,521,011	$13,824,569
EOP loans[2]	30,528,933	29,553,648	28,336,244	13,601,846	13,584,828	30,528,933	13,584,828
ACL / EOP loans[2]	0.99%	0.97%	0.99%	0.79%	0.79%	0.99%	0.79%
Underperforming Assets:
Loans 90 days and over (still accruing)	$767	$882	$1,646	$7	$113	$767	$113
NPLs:
Nonaccrual loans[3]	233,659	214,924	227,925	106,691	111,586	233,659	111,586
TDRs still accruing	13,674	15,665	20,999	18,378	16,420	13,674	16,420
Total NPLs	247,333	230,589	248,924	125,069	128,006	247,333	128,006
Foreclosed assets	11,967	12,618	19,713	2,030	1,943	11,967	1,943
Total underperforming assets	$260,067	$244,089	$270,283	$127,106	$130,062	$260,067	$130,062
Classified and Criticized Assets:
Nonaccrual loans[3]	$233,659	$214,924	$227,925	$106,691	$111,586	$233,659	$111,586
Substandard loans (still accruing)	476,724	490,566	518,341	162,572	164,192	476,724	164,192
Loans 90 days and over (still accruing)	767	882	1,646	7	113	767	113
Total classified loans - "problem loans"	711,150	706,372	747,912	269,270	275,891	711,150	275,891
Other classified assets	24,773	25,004	24,676	4,338	4,300	24,773	4,300
Criticized loans - "special mention loans"	549,994	452,835	507,689	235,910	240,215	549,994	240,215
Total classified and criticized assets	$1,285,917	$1,184,211	$1,280,277	$509,518	$520,406	$1,285,917	$520,406
Loans 30-89 days past due	$65,632	$48,889	$94,114	$16,347	$13,263	$65,632	$13,263
NPLs / EOP loans[2]	0.81%	0.78%	0.88%	0.92%	0.94%	0.81%	0.94%
ACL to NPLs	122%	125%	113%	86%	84%	122%	84%
Under-performing assets / EOP loans[2]	0.85%	0.83%	0.95%	0.93%	0.96%	0.85%	0.96%
Under-performing assets / EOP assets	0.56%	0.53%	0.59%	0.52%	0.54%	0.56%	0.54%
30+ day delinquencies[2]	0.22%	0.17%	0.34%	0.12%	0.10%	0.22%	0.10%
[1] Excludes $0.2 million of expense to establish an allowance on held-to-maturity securities during the first quarter of 2022.
[2] Excludes loans held for sale.
[3] Includes non-accruing TDRs totaling $23.8 million at September 30, 2022, $24.3 million at June 30, 2022, $23.8 million at March 31, 2022, $11.7 million at December 31, 2021 and $12.8 million at September 30, 2021.

PCD - Purchased credit deteriorated TDR - Troubled debt restructuring

Non-GAAP Measures (unaudited)
($ and shares in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2022	2022	2022	2021	2021	2022	2021
Earnings Per Share:
Net income applicable to common shares	$136,119	$110,952	$(29,603)	$56,188	$71,746	$217,468	$221,350
Adjustments:
Debt Securities (gains) losses	172	85	(342)	(435)	(1,207)	(85)	(3,892)
Tax effect[1]	(65)	(30)	62	109	302	(32)	973
Debt securities (gains) losses, net	107	55	(280)	(326)	(905)	(117)	(2,919)
Day 1 non-PCD	—	—	96,270	—	—	96,270	—
Tax effect[1]	—	—	(17,550)	—	—	(17,550)	—
Day 1 non-PCD, net	—	—	78,720	—	—	78,720	—
Merger related charges	22,743	36,585	52,299	6,683	1,361	111,627	7,901
Tax effect[1]	(8,529)	(13,057)	(9,534)	(1,671)	(340)	(34,016)	(1,975)
Merger related charges, net	14,214	23,528	42,765	5,012	1,021	77,611	5,926
ONB Way	—	—	—	—	—	—	1,952
Tax effect[1]	—	—	—	—	—	—	(488)
ONB Way, net	—	—	—	—	—	—	1,464
Total adjustments, net	14,321	23,583	121,205	4,686	116	156,214	4,471
Net income applicable to common shares, adjusted	$150,440	$134,535	$91,602	$60,874	$71,862	$373,682	$225,821
Weighted average diluted common shares outstanding	292,483	291,881	227,002	166,128	165,939	271,123	165,862
EPS, diluted	$0.47	$0.38	$(0.13)	$0.34	$0.43	$0.80	$1.33
Adjusted EPS, diluted	$0.51	$0.46	$0.40	$0.37	$0.43	$1.38	$1.36
NIM:
Net interest income	$376,589	$337,472	$222,785	$146,781	$151,572	$936,846	$449,619
Add: FTE adjustment[1]	4,950	4,314	3,772	3,442	3,501	13,036	10,471
Net interest income (FTE)	$381,539	$341,786	$226,557	$150,223	$155,073	$949,882	$460,090
Average earning assets	$41,180,026	$41,003,338	$31,483,553	$21,670,723	$21,228,590	$37,924,490	$20,977,471
NIM	3.66%	3.29%	2.83%	2.71%	2.86%	3.29%	2.86%
NIM (FTE)	3.71%	3.33%	2.88%	2.77%	2.92%	3.34%	2.92%

Non-GAAP Measures (unaudited)
($ in thousands)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2022	2022	2022	2021	2021	2022	2021
PPNR:
Net interest income (FTE)[1]	$381,539	$341,786	$226,557	$150,223	$155,073	$949,882	$460,090
Add: Noninterest income	80,385	89,117	65,240	51,484	54,515	234,742	162,735
Total revenue (FTE)	461,924	430,903	291,797	201,707	209,588	1,184,624	622,825
Less: Noninterest expense	(266,647)	(277,395)	(226,756)	(131,937)	(121,274)	(770,798)	(368,632)
PPNR	$195,277	$153,508	$65,041	$69,770	$88,314	$413,826	$254,193
Adjustments:
Debt securities (gains) losses	$172	$85	$(342)	$(435)	$(1,207)	$(85)	$(3,892)
Noninterest income adjustments	172	85	(342)	(435)	(1,207)	(85)	(3,892)
Adjusted revenue	$462,096	$430,988	$291,455	$201,272	$208,381	$1,184,539	$618,933
Adjustments:
ONB Way	$—	$—	$—	$—	$—	$—	$1,952
Merger related charges	22,743	36,585	52,299	6,683	1,361	111,627	7,901
Amortization of tax credit investments	2,662	1,525	1,516	2,019	1,736	5,703	4,751
Noninterest expense adjustments	25,405	38,110	53,815	8,702	3,097	117,330	14,604
Adjusted total noninterest expense	(241,242)	(239,285)	(172,941)	(123,235)	(118,177)	(653,468)	(354,028)
Adjusted PPNR	$220,854	$191,703	$118,514	$78,037	$90,204	$531,071	$264,905
Efficiency Ratio:
Noninterest expense	$266,647	$277,395	$226,756	$131,937	$121,274	$770,798	$368,632
Less: Amortization of intangibles	(7,089)	(7,170)	(4,811)	(2,573)	(2,779)	(19,070)	(8,763)
Noninterest expense, excl. amortization of intangibles	259,558	270,225	221,945	129,364	118,495	751,728	359,869
Less: Noninterest expense adjustments	(25,405)	(38,110)	(53,815)	(8,702)	(3,097)	(117,330)	(14,604)
Adjusted noninterest expense	$234,153	$232,115	$168,130	$120,662	$115,398	$634,398	$345,265
Total revenue (FTE)[1]	$461,924	$430,903	$291,797	$201,707	$209,588	$1,184,624	$622,825
Less: Revenue adjustments	172	85	(342)	(435)	(1,207)	(85)	(3,892)
Total adjusted revenue	$462,096	$430,988	$291,455	$201,272	$208,381	$1,184,539	$618,933
Efficiency Ratio	56.17%	62.70%	76.15%	64.27%	56.86%	63.46%	58.14%
Adjusted Efficiency Ratio	50.67%	53.85%	57.67%	59.95%	55.38%	53.56%	55.78%

Non-GAAP Measures (unaudited)
($ in thousands)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2022	2022	2022	2021	2021	2022	2021
ROAE and ROATCE:
Net income (loss) applicable to common shares	$136,119	$110,952	$(29,603)	$56,188	$71,746	$217,468	$221,350
Amortization of intangibles	7,089	7,170	4,811	2,573	2,779	19,070	8,763
Tax effect[1]	(1,772)	(1,793)	(877)	(643)	(695)	(4,768)	(2,191)
Amortization of intangibles, net	5,317	5,378	3,934	1,930	2,084	14,302	6,572
Net income (loss) applicable to common shares, excluding intangible amortization	141,436	116,330	(25,669)	58,118	73,830	231,770	227,922
Total adjustments, net	14,321	23,583	121,205	4,686	116	156,214	4,471
Adjusted tangible net income applicable to common shares	$155,757	$139,913	$95,536	$62,804	$73,946	$387,984	$232,393
Average shareholders' equity	$5,134,153	$5,129,900	$4,218,416	$2,998,825	$3,027,935	$4,830,844	$2,997,081
Less: Average preferred equity	(243,719)	(243,719)	(117,210)	—	—	(202,013)	—
Average shareholders' common equity	$4,890,434	$4,886,181	$4,101,206	$2,998,825	$3,027,935	$4,628,831	$2,997,081
Average goodwill and other intangible assets	(2,129,858)	(2,136,964)	(1,550,624)	(1,072,986)	(1,075,579)	(1,941,270)	(1,078,441)
Average tangible shareholder's common equity	$2,760,576	$2,749,217	$2,550,582	$1,925,839	$1,952,356	$2,687,561	$1,918,640
ROAE	11.13%	9.08%	(2.89)%	7.49%	9.48%	6.26%	9.85%
ROAE, adjusted	12.30%	11.01%	8.93%	8.12%	9.49%	10.76%	10.05%
ROATCE	20.49%	16.93%	(4.03)%	12.07%	15.13%	11.50%	15.84%
ROATCE, adjusted	22.57%	20.36%	14.98%	13.04%	15.16%	19.25%	16.15%

Non-GAAP Measures (unaudited)
($ in thousands)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021
Tangible Common Equity:
Shareholders' equity	$4,943,383	$5,078,783	$5,232,114	$3,012,018	$3,035,892
Less: Preferred equity	(243,719)	(243,719)	(243,719)	—	—
Shareholders' common equity	$4,699,664	$4,835,064	$4,988,395	$3,012,018	$3,035,892
Less: Goodwill and other intangible assets	(2,135,792)	(2,131,815)	(2,144,609)	(1,071,672)	(1,074,245)
Tangible shareholders' common equity	$2,563,872	$2,703,249	$2,843,786	$1,940,346	$1,961,647

Total assets	$46,215,526	$45,748,355	$45,834,648	$24,453,564	$24,018,733
Add: Trust overdrafts	—	—	1	—	116
Less: Goodwill and other intangible assets	(2,135,792)	(2,131,815)	(2,144,609)	(1,071,672)	(1,074,245)
Tangible assets	$44,079,734	$43,616,540	$43,690,040	$23,381,892	$22,944,604

Risk-weighted assets[2]	$34,741,765	$33,662,205	$32,341,335	$16,588,469	$16,227,070

Tangible common equity to tangible assets	5.82%	6.20%	6.51%	8.30%	8.55%
Tangible common equity to risk-weighted assets[2]	7.38%	8.03%	8.79%	11.70%	12.09%
Tangible Common Equity:
Common shares outstanding	292,880	292,893	292,959	165,838	165,814
Tangible common book value	$8.75	$9.23	$9.71	$11.70	$11.83

[1] Tax-effect calculations use management's estimate of the full year FTE tax rates (federal + state). [2] September 30, 2022 figures are preliminary.